Exhibit 99.1

State Street Corporation Reports First-Quarter Earnings Per Share of $1.02 on Total Revenue of $2.0 Billion;

Ongoing Expense Controls Drive Positive Operating Leverage;

Progress Made On TCE Improvement Plan

BOSTON--(BUSINESS WIRE)--April 21, 2009--State Street Corporation today announced first-quarter earnings per common share of $1.02, a decline from earnings per share of $1.35 in last year’s first quarter. Revenue of $2.002 billion in the first quarter of 2009 is down 22.3% from $2.577 billion in the year-ago first quarter. Total expenses in the first quarter of 2009 of $1.304 billion are down 26.5% from $1.774 billion compared to the year-ago first quarter. For the first quarter of 2009, return on common shareholders’ equity was 15.7%, down from 18.7% in the first quarter of 2008.

In addition to presenting State Street’s financial results in conformity with US generally accepted accounting principles (GAAP), management also presents results on an operating basis in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release.

“Operating-basis” results in the first quarter of 2009 exclude $(17) million in merger and integration costs associated with the 2007 acquisition of Investors Financial Services Corp. (“Investors Financial”), partly offset by net interest revenue of $7 million related to State Street’s participation in the Federal Reserve Bank’s Asset-Backed Commercial Paper Money Market Mutual Fund Liquidity Facility (“AMLF”). “Operating-basis” results for the first quarter of 2008 excluded merger and integration costs of $(26) million associated with the Investors Financial acquisition. “Operating-basis” results for the fourth quarter of 2008 exclude the net effects of pre-tax adjustments of $(723) million, or $(1.04) per common share, including $(450) million related to a transaction with certain stable value funds managed by State Street Global Advisors; restructuring charges of $(306) million, primarily associated with our reduction in force; and merger and integration costs of $(27) million associated with the Investors Financial acquisition; partially offset by net interest revenue of $60 million related to the AMLF. “Operating-basis” revenue for all periods is presented on a fully taxable-equivalent basis.

Operating-basis earnings per common share in the first quarter of 2009 are $1.04, down 25.2% from $1.39 per share in the first quarter of 2008. Operating-basis revenue of $2.027 billion in the first quarter of 2009 is down 22.0% from $2.600 billion in the first quarter a year ago. Operating-basis expenses of $1.287 billion in the first quarter of 2009 are down 26.4% from $1.748 billion in the year-ago quarter. These first quarter 2009 revenue and expense results represent 440 basis points of positive operating leverage compared to the first quarter of 2008. For the first quarter of 2009, operating-basis return on common shareholders’ equity is 15.9%, down from 19.4% for the first quarter of 2008.

The balance sheet is $142 billion at March 31, 2009, compared to $174 billion at December 31, 2008. Excluding $30 billion in excess deposits held at central banks at March 31, 2009, compared with $52 billion at December 31, 2008, and $740 million of investment securities related to the AMLF, compared to $6 billion at December 31, 2008, the normalized balance sheet was $111 billion at March 31, 2009, compared to a normalized balance sheet of $116 billion at December 31, 2008. At March 31, 2008, the balance sheet was $154 billion. Our regulatory capital ratios continue to be strong as of March 31, 2009, with our tier-1 capital ratio at 19.13% and our tier-1 leverage ratio at 10.44%.

Reflecting the ongoing illiquidity in the financial markets, at March 31, 2009, the after-tax, unrealized mark-to-market losses in the investment portfolio are $5.9 billion, down from $6.3 billion at December 31, 2008, and in the State Street-administered asset-backed commercial paper conduits are $3.6 billion, flat with December 31, 2008. Since March 31, 2009, the unrealized after-tax losses in the investment portfolio have improved $91 million to $5.8 billion as of Friday, April 17, 2009.

Ronald E. Logue, State Street's chairman and chief executive officer, said, "In one of the toughest operating environments in decades, the strength in new business from prior quarters benefited our results. This momentum combined with expense controls, comparing the first quarter of 2009 with the first quarter of 2008, enabled us to achieve 440 basis points of operating leverage, demonstrating our ability to reduce expenses in line with market-driven reductions in revenue. While our servicing fee and management fee revenue declined 20% and 35% respectively from the year-ago quarter, both compared with the more than 40% decline in the equity markets for the same periods. In servicing this quarter we won $111 billion in assets, demonstrating continued strength in our core business and increased demand for servicing driven by the stressed markets and heightened product complexity. At State Street Global Advisors, we are seeing a continuing move to passive strategies and ETF strategies, as the $37 billion in net new business in the first quarter demonstrates. We expect our continuing investment in solutions and products for our customers to put us in a strong position when markets return to a more normalized state.”

Regarding capital, Logue commented, “Our regulatory capital ratios remain high, and we are making progress on our TCE improvement plan. Our tangible common equity ratio at March 31, 2009, stands at 5.87% and our pro forma TCE ratio, assuming consolidation of the asset-backed commercial paper conduits we administer, has improved 103 basis points from 1.19% at December 31, 2008, to 2.22% when calculated as a percentage of total assets. Our TCE ratio calculated as a percentage of risk-weighted assets is 8.15% at March 31, 2009, an increase from 7.29% at December 31, 2008 and on a pro forma basis is 3.34% as of March 31, 2009, up from 2.18% at December 31. 2008. Assuming prospective stability or improvement in fixed-income markets and operating results consistent with expectations, we expect to achieve an estimated pro forma TCE ratio calculated as a percentage of total assets of about 4.57% by year-end 2009, approximately in line with our long-range target for TCE of 4.25% to 4.75%. We expect the pro forma TCE ratio calculated as a percentage of risk-weighted assets to be about 6.57% by December 31, 2009. Our unrealized losses improved at the end of the first quarter, compared with December 31, and this improvement continues through April 17.”

Logue concluded, “We have taken steps to align our expenses to a weaker market environment, so we believe we’re well positioned for an economic recovery. Given the continued unsettled economic environment and more weakness in the first quarter than we expected, we now believe that in 2009 we will achieve nearer the weaker end of the ranges we established at our Investor and Analyst Forum in February: operating revenue to decline between 8% and 12%; operating earnings per share to decline between 12% and 16%; and operating return on equity to be between 14% and 17%.”

FIRST QUARTER 2009 RESULTS VS. YEAR-AGO FIRST QUARTER

Servicing fees are only down 20% to $766 million from $960 million in last year’s first quarter. The decrease is attributable primarily to a more than 40% decline in daily average asset valuations. Total assets under custody are $11.337 trillion at March 31, 2009, down 24%, compared with $14.900 trillion at March 31, 2008. Daily average values for the S&P 500 Index are down 40% from the first quarter of 2008; daily average values for the MSCI® EAFE IndexSM are down 47%.

Investment management fees, generated by State Street Global Advisors, are $181 million, down 35% from $278 million in the year-ago quarter. The decline in management fees primarily reflects the greater than 40% decrease in average month-end equity valuations and lower performance fees. Total assets under management at March 31, 2009, are $1.395 trillion, down 29%, compared to $1.955 trillion at March 31, 2008.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $245 million for the first quarter of 2009, down 33% from $366 million in a very strong first quarter a year-ago. The 28% decrease in foreign exchange revenue is due to lower volumes, partially offset by higher volatility. Brokerage and other fees decreased 47% due primarily to the impact of lower market valuations on several securities held in the trading account.

Securities finance revenue is $181 million in the quarter, down 40% from $303 million in the year-ago first quarter. This significant decline is due primarily to lower volumes, offset very modestly by a slight improvement in spreads.

Processing fees and other is $49 million, down 9% from $54 million in the first quarter of 2008.

Net interest revenue on an operating basis is $589 million, a decrease of 9% from $648 million the year-ago first quarter. The decline is due primarily to the decrease in customer deposit volumes and spreads, partially offset by a decline in interest rates worldwide.

We recorded a provision for loan losses of $84 million during the first quarter due to deteriorating economic conditions, in order to provide for expected losses related to the commercial mortgage loans held on our balance sheet that were acquired in the fourth quarter of 2008.

Operating-basis expenses decreased to $1.287 billion, down 26% from $1.748 billion a year ago, due primarily to a 31% reduction in salaries and benefits expense, as well as measures to reduce other expenses by 45%.

The decrease in total expenses also includes lower transaction processing services, down 19% to $131 million from $162 million a year ago, due to lower volumes in the investment servicing business. Expenses for information systems & communications increased to $161 million from $155 million and occupancy increased 10% to $121 million from $110 million. Other expenses were down 45%, or $116 million to $143 million from $259 million due primarily to lower professional fees and lower securities processing costs.

The effective tax rate in the first quarter of 2009 is 22.5%, down from 34.0% in 2008, and is expected to be about 31.5% for full-year 2009. Consistent with our business strategy, our intent to reinvest the earnings in certain of our non-US subsidiaries overseas allowed us to reduce taxes accrued with respect to 2009 earnings as well as certain taxes accrued in prior periods by $63 million.

FIRST-QUARTER 2009 RESULTS VS. FOURTH QUARTER 2008

Earnings per share of $1.02 in the first quarter of 2009 on revenue of $2.002 billion, compares with $0.54 per share in the fourth quarter of 2008 on revenue of $2.673 billion. Expenses in the first quarter of 2009 are $1.304 billion compared with $2.311 billion in the fourth quarter of 2008. Return on common shareholders’ equity is 15.7% in the first quarter of 2009 compared to 8.4% in the fourth quarter of 2008. References to fourth-quarter 2008 results are to the updated results announced on February 5, 2009.

On an operating basis earnings per common share in the first quarter of 2009 of $1.04 is down from $1.58 per share in the fourth quarter of 2008. On an operating basis, total revenue in the first quarter is $2.027 billion, down 23.2% versus $2.641 billion in the fourth quarter of 2008. On an operating basis, total expenses for the first quarter of 2009 are $1.287 billion versus $1.528 billion in the fourth quarter of 2008. Operating-basis return on common shareholders’ equity of 15.9% in the first quarter compares with 24.3% in the fourth quarter.

Servicing fees are $766 million, down 9% from $842 million in the fourth quarter and includes the impact of an 11% decline in daily average equity valuations. Management fees are $181 million, down 13% from $209 million primarily due to a 15% decline in average month-end equity valuations. Trading services revenue is $245 million, down 41% from $418 million primarily due to decreased volatility and lower volumes in the foreign exchange markets and to a decline in our core brokerage business as well as the impact of market values on the trading account. Securities finance revenue is $181 million, down 45% from the prior quarter primarily due to lower spreads as the benefit of the Federal Reserve’s December rate reductions dissipates as well as lower demand. Processing fees and other revenue declined to $49 million from $83 million due to lower revenue from structured products. Net interest revenue on an operating basis is $589 million, down 27% from $811 million, due primarily to the decline in Libor rates after year end and narrower spreads in both the investment portfolio and on customer deposits.

Salaries and employee benefits expense increased 5% to $731 million from $698 million due to the impact of the significant reduction in 2008 incentive compensation recorded in the fourth quarter of 2008, partially offset by the impact of the headcount reduction. Transaction processing expense is down 10% from $145 million to $131 million due to lower volumes in the asset servicing (or securities processing) business. Other expenses are down 64% from $398 million to $143 million due primarily to reduced securities processing costs and a decline in professional fees.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per common share.

This press release includes financial information presented on a GAAP-basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release.

Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total expenses, each separately determined on a GAAP or an operating basis.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, April 21, 2009, at 9:00 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 or +1 888/391-4233 (Conference ID #92487352). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 or +1 800/642-1687 (Conference ID#92487352) , beginning approximately two hours after the call’s completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder under “Investor Information--Latest News, Annual Reports and Financial Trends—Financial Trends,” and “Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $11.337 trillion in assets under custody and $1.395 trillion in assets under management at March 31, 2009, State Street operates in 27 countries and more than 100 geographic markets and employs 27,500 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include:

  global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;
  the possibility that changes in market conditions, regulatory activities, or asset performance (including the financial condition of any insurer or guarantor, or the ratings, of any assets) or to accounting rules may require any off-balance sheet activities, including the unconsolidated asset-backed commercial paper conduits we administer, to be consolidated into our financial statements, requiring the recognition of associated losses;
  the financial strength of the counterparties with which we or our clients do business and with which we have investment or financial exposure;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;
  the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;
  the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;
  the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;
  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  our ability to measure the fair value of securities in our investment securities portfolio and in the unconsolidated asset-backed commercial paper conduits we administer;

  the results of litigation and similar disputes and, in particular, the effect of current or potential litigation concerning SSgA’s active fixed-income strategies, and the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings;
  adverse publicity or other reputational harm;
  our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;
  the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;
  our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;
  our ability to obtain quality and timely services from third parties with which we contract;
  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2008 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read our 10-K, particularly the section on Risk Factors, and our subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, April 21, 2009, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Consolidated Financial Highlights
March 31, 2009

	Quarters Ended			% Change
				Q1 2009	Q1 2009
(Dollars in millions, except per share amounts	March 31,	December 31,	March 31,	vs.	vs.
or where otherwise noted)	2009	2008	2008	Q4 2008	Q1 2008

Total Revenue	$2,002	$2,673	$2,577	(25)%	(22)%
Provision for Loan Losses	84	-	-
Total Expenses:
Expenses from operations	1,287	1,528	1,748	(16)	(26)
Provision for investment account infusion	-	450	-
Restructuring charges	-	306	-
Merger and integration costs	17	27	26
Net Income	476	256	530	86	(10)
Net Income Available to Common Shareholders	445	234	530

Diluted Earnings Per Common Share	$1.02	$.54	$1.35	89	(24)
Average Diluted Common Shares Outstanding (in thousands)	435,299	431,902	393,647

Cash Dividends Declared Per Common Share	$.01	$.24	$.23
Closing Price Per Share of Common Stock (at quarter end)	30.78	39.33	79.00

Ratios:
Return on common equity	15.7%	8.4%	18.7%
Net interest margin, fully taxable-equivalent basis	2.01	2.00	2.20
Tier 1 risk-based capital	19.1	20.3	12.4
Total risk-based capital	20.5	21.6	13.8
Tier 1 leverage	10.4	7.8	6.1
Tangible common equity to adjusted tangible assets	5.9	4.6	3.3

At Quarter End:
Assets Under Custody (AUC) (in trillions)	$11.34	$12.04	$14.90
Assets Under Management (AUM) (in trillions)	1.40	1.44	1.96

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended March 31, 2009 and March 31, 2008

	Quarters Ended
	March 31,	March 31,
(Dollars in millions, except per share amounts)	2009	2008	% Change

Fee Revenue:
Servicing fees	$766	$960	(20)%
Management fees	181	278	(35)
Trading services	245	366	(33)
Securities finance	181	303	(40)
Processing fees and other	49	54	(9)
Total fee revenue	1,422	1,961	(27)

Net Interest Revenue:
Interest revenue	738	1,288	(43)
Interest expense	174	663	(74)
Net interest revenue (1)	564	625	(10)

Gains (Losses) related to investment securities, net	16	(9)
Total revenue	2,002	2,577	(22.3)

Provision for loan losses	84	-

Expenses:
Salaries and employee benefits	731	1,062	(31)
Information systems and communications	161	155	4
Transaction processing services	131	162	(19)
Occupancy	121	110	10
Merger and integration costs	17	26	(35)
Other	143	259	(45)
Total expenses	1,304	1,774	(26.5)
Income before income tax expense	614	803	(24)
Income tax expense	138	273
Net income	$476	$530	(10)

Net income available to common shareholders	$445	$530	(16)

Earnings Per Common Share:
Basic (2)	$1.03	$1.36	(24)
Diluted	1.02	1.35	(24)

Average Common Shares Outstanding (in thousands):
Basic	432,179	387,942
Diluted	435,299	393,647

Selected consolidated financial information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $596 million and $648 million for the quarters ended March 31, 2009 and 2008, respectively. These amounts include taxable-equivalent adjustments of $32 million and $23 million for the quarters ended March 31, 2009 and 2008, respectively.

(2) Basic earnings per common share on distributed earnings were $.24 and $.23 for the quarters ended March 31, 2009 and 2008, respectively, and on undistributed earnings were $.79 and $1.13 for the quarters ended March 31, 2009 and 2008, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended March 31, 2009 and December 31, 2008

	Quarters Ended
	March 31,	December 31,
(Dollars in millions, except per share amounts)	2009	2008	% Change

Fee Revenue:
Servicing fees	$766	$842	(9)%
Management fees	181	209	(13)
Trading services	245	418	(41)
Securities finance	181	329	(45)
Processing fees and other	49	83	(41)
Total fee revenue	1,422	1,881	(24)

Net Interest Revenue:
Interest revenue	738	1,427	(48)
Interest expense	174	584	(70)
Net interest revenue (1)	564	843	(33)

Gains (Losses) related to investment securities, net	16	(51)
Total revenue	2,002	2,673	(25.1)

Provision for loan losses	84	-

Expenses:
Salaries and employee benefits	731	698	5
Information systems and communications	161	163	(1)
Transaction processing services	131	145	(10)
Occupancy	121	124	(2)
Provision for investment account infusion	-	450
Restructuring charges	-	306
Merger and integration costs	17	27	(37)
Other	143	398	(64)
Total expenses	1,304	2,311	(43.6)
Income before income tax expense	614	362	70
Income tax expense	138	106
Net income	$476	$256	86

Net income available to common shareholders	$445	$234	90

Earnings Per Common Share:
Basic (2)	$1.03	$.54	91
Diluted	1.02	.54	89

Average Common Shares Outstanding (in thousands):
Basic	432,179	431,042
Diluted	435,299	431,902

Selected consolidated financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $596 million and $871 million for the quarters ended March 31, 2009 and December 31, 2008, respectively. These amounts include taxable-equivalent adjustments of $32 million and $28 million for the quarters ended March 31, 2009 and December 31, 2008, respectively.

(2) Basic earnings per common share on distributed earnings were $.24 for each of the quarters ended March 31, 2009 and December 31, 2008, and on undistributed earnings were $.79 and $.30 for the quarters ended March 31, 2009 and December 3, 2008, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended March 31, 2009 and March 31, 2008

	Quarters Ended(1)
	March 31,	March 31,
(Dollars in millions, except per share amounts)	2009	2008	% Change

Fee Revenue:
Servicing fees	$766	$960	(20)%
Management fees	181	278	(35)
Trading services	245	366	(33)
Securities finance	181	303	(40)
Processing fees and other	49	54	(9)
Total fee revenue	1,422	1,961	(27)

Net Interest Revenue:
Interest revenue, operating basis	746	1,311	(43)
Interest expense	157	663	(76)
Net interest revenue, operating basis	589	648	(9)

Gains (Losses) related to investment securities, net	16	(9)
Total revenue, operating basis (2)	2,027	2,600	(22.0)

Provision for loan losses	84	-

Expenses:
Salaries and employee benefits	731	1,062	(31)
Information systems and communications	161	155	4
Transaction processing services	131	162	(19)
Occupancy	121	110	10
Other	143	259	(45)
Total expenses, operating basis (2)	1,287	1,748	(26.4)
Income before income tax expense, operating basis	656	852	(23)
Income tax expense, operating basis	142	282
Tax-equivalent adjustment	32	23
Net income, operating basis	$482	$547	(12)

Net income available to common shareholders, operating basis	$451	$547	(18)

Diluted earnings per common share, operating basis	$1.04	$1.39	(25)

Average diluted common shares outstanding (in thousands)	435,299	393,647

Return on common equity, operating basis	15.9%	19.4%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended March 31, 2009, positive operating leverage in the year-over-year comparison was 440 basis points, based on a decline in total operating-basis revenue of 22.0% and a decline in total operating-basis expenses of 26.4%.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended March 31, 2009 and December 31, 2008

	Quarters Ended (1)
	March 31,	December 31,
(Dollars in millions, except per share amounts)	2009	2008	% Change

Fee Revenue:
Servicing fees	$766	$842	(9)%
Management fees	181	209	(13)
Trading services	245	418	(41)
Securities finance	181	329	(45)
Processing fees and other	49	83	(41)
Total fee revenue	1,422	1,881	(24)

Net Interest Revenue:
Interest revenue, operating basis	746	1,133	(34)
Interest expense	157	322	(51)
Net interest revenue, operating basis	589	811	(27)

Gains (Losses) related to investment securities, net	16	(51)
Total revenue, operating basis (2)	2,027	2,641	(23.2)

Provision for loan losses	84	-

Expenses:
Salaries and employee benefits	731	698	5
Information systems and communications	161	163	(1)
Transaction processing services	131	145	(10)
Occupancy	121	124	(2)
Other	143	398	(64)
Total expenses, operating basis (2)	1,287	1,528	(15.8)
Income before income tax expense, operating basis	656	1,113	(41)
Income tax expense	142	383
Tax-equivalent adjustment	32	28
Net income, operating basis	$482	$702	(31)

Net income available to common shareholders, operating basis	$451	$680	(34)

Diluted earnings per common share, operating basis	$1.04	$1.58	(34.2)

Average diluted common shares outstanding (in thousands)	435,299	431,902

Return on common equity, operating basis	15.9%	24.3%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

(2) For the quarter ended March 31, 2009, negative operating leverage in the quarter-over-quarter comparison was 740 basis points, based on a decline in total operating-basis revenue of 23.2% and a decline in total operating-basis expenses of 15.8%.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarters Ended March 31, 2009 and March 31, 2008

(Dollars in millions, except per share amounts)	Quarter Ended March 31, 2009				Quarter Ended March 31, 2008

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$766			$766	$960			$960
Management fees	181			181	278			278
Trading services	245			245	366			366
Securities finance	181			181	303			303
Processing fees and other	49			49	54			54
Total fee revenue	1,422			1,422	1,961			1,961

Net Interest Revenue:
Interest revenue	738	$8	(1)	746	1,288	$23	(5)	1,311
Interest expense	174	(17)	(2)	157	663	-		663
Net interest revenue	564	25		589	625	23		648

Gains (Losses) related to investment securities, net	16	-		16	(9)	-		(9)
Total revenue	2,002	25		2,027	2,577	23		2,600

Provision for loan losses	84	-		84	-	-		-

Expenses:
Salaries and employee benefits	731	-		731	1,062	-		1,062
Information systems and communications	161	-		161	155	-		155
Transaction processing services	131	-		131	162	-		162
Occupancy	121	-		121	110	-		110
Merger and integration costs	17	(17)	(3)	-	26	(26)	(3)	-
Other	143	-		143	259	-		259
Total expenses	1,304	(17)		1,287	1,774	(26)		1,748
Income before income taxes	614	42		656	803	49		852
Income tax expense	138	4	(4)	142	273	9	(6)	282
Tax-equivalent adjustment	-	32	(5)	32	-	23	(5)	23
Net income	$476	$6		$482	$530	$17		$547

Net income available to common shareholders	$445	$6		$451	$530	$17		$547

Diluted earnings per common share	$1.02	$.02		$1.04	$1.35	$.04		$1.39

Average diluted common shares outstanding (in thousands)	435,299	435,299		435,299	393,647	393,647		393,647

Return on common equity	15.7%	0.2%		15.9%	18.7%	0.7%		19.4%

Reported results reflect State Street's consolidated statement of income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents tax-equivalent adjustment of $32 million, which is not included in reported results, net of $24 million of revenue related to the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility (AMLF).

(2) Represents interest expense related to the AMLF.

(3) Represents merger and integration costs recorded in connection with the July 2007 acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

(4) Represents $3 million of income tax expense related to the AMLF net of $7 million of income tax benefit related to merger and integration costs.
(5) Represents tax-equivalent adjustment, which is not included in reported results.
(6) Represents income tax benefit related to merger and integration costs.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended December 31, 2008

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2008

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$842			$842
Management fees	209			209
Trading services	418			418
Securities finance	329			329
Processing fees and other	83			83
Total fee revenue	1,881			1,881

Net Interest Revenue:
Interest revenue	1,427	$(294)	(1)	1,133
Interest expense	584	(262)	(2)	322
Net interest revenue	843	(32)		811

Gains (Losses) related to investment securities, net	(51)	-		(51)
Total revenue	2,673	(32)		2,641

Provision for loan losses	-	-		-

Expenses:
Salaries and employee benefits	698	-		698
Information systems and communications	163	-		163
Transaction processing services	145	-		145
Occupancy	124	-		124
Provision for investment account infusion	450	(450)	(3)	-
Restructuring charges	306	(306)	(4)	-
Merger and integration costs	27	(27)	(5)	-
Other	398	-		398
Total expenses	2,311	(783)		1,528
Income before income taxes	362	751		1,113
Income tax expense	106	277	(6)	383
Tax-equivalent adjustment	-	28	(7)	28
Net income	$256	$446		$702

Net income available to common shareholders	$234	$446		$680

Diluted earnings per common share	$.54	$1.04		$1.58

Average diluted common shares outstanding (in thousands)	431,902	431,902		431,902

Return on common equity	8.4%	15.9%		24.3%

Reported results reflect State Street's consolidated statement of income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents tax-equivalent adjustment of $28 million, which is not included in reported results, net of $322 million of revenue related to the AMLF.
(2) Represents interest expense related to the AMLF.
(3) Represents a charge associated with SSgA Stable Value Funds.
(4)Represents restructuring charges associated with reduction in workforce and other cost initiatives.

(5) Represents merger and integration costs recorded in connection with the July 2007 acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

(6) Represents $24 million of income tax expense related to the AMLF, net of $180 million of income tax benefit related to SSgA Stable Value Funds, $112 million of income tax benefit related to restructuring charges, and $9 million of income tax benefit related to merger and integration costs.

(7) Represents tax-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	March 31,	December 31,	March 31,
(Dollars in millions, except per share amounts)	2009	2008	2008

Assets
Cash and due from banks	$3,539	$3,181	$6,349
Interest-bearing deposits with banks	34,906	55,733	13,540
Securities purchased under resale agreements	1,291	1,635	19,958
Federal funds sold	-	-	3,290
Trading account assets	4,872	815	857
Investment securities available for sale	54,295	54,163	68,009
Investment securities held to maturity purchased under money
market liquidity facility	740	6,087	-
Investment securities held to maturity	15,439	15,767	4,295
Loans and leases (net of allowance of $94, $18 and $18)	7,644	9,113	14,886
Premises and equipment	2,029	2,011	1,965
Accrued income receivable	1,498	1,738	2,090
Goodwill	4,493	4,527	4,533
Other intangible assets	1,809	1,851	1,953
Other assets	9,589	17,010	12,624
Total assets	$142,144	$173,631	$154,349

Liabilities
Deposits:
Noninterest-bearing	$13,247	$32,785	$19,054
Interest-bearing -- U.S.	12,691	4,558	15,070
Interest-bearing -- Non-U.S.	57,978	74,882	70,583
Total deposits	83,916	112,225	104,707

Securities sold under repurchase agreements	10,388	11,154	13,441
Federal funds purchased	1,402	1,082	1,225
Short-term borrowings under money market liquidity facility	740	6,042	-
Other short-term borrowings	15,646	11,555	6,371
Accrued taxes and other liabilities	7,789	14,380	13,637
Long-term debt	8,405	4,419	4,162
Total liabilities	128,286	160,857	143,543

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; 20,000 shares
issued and outstanding	1,889	1,883	-
Common stock, $1 par: authorized 750,000,000 shares;
434,798,034, 431,976,032 and 398,366,326 shares issued	435	432	398
Surplus	6,964	6,992	4,455
Retained earnings	9,575	9,135	8,185
Accumulated other comprehensive loss	(4,987)	(5,650)	(1,658)
Treasury stock (at cost 421,803, 418,354 and 8,047,683 shares)	(18)	(18)	(574)
Total shareholders' equity	13,858	12,774	10,806
Total liabilities and shareholders' equity	$142,144	$173,631	$154,349

CONTACT:
Edward J. Resch, 617-664-1110
or
Investors:
State Street Corporation
Kelley MacDonald, 617-664-3477
or
Media:
Hannah Grove, 617-664-3377